Exhibit 10.1

LOWE’S COMPANIES, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

Effective July 1, 1994

TABLE OF CONTENTS

                        Page

1.            PURPOSE.                                                                                       1

2.            DEFINITIONS.                                                                                 1

3.            PARTICIPATION.                                                                            3

4.            VESTING.                                                                                   3

5.            DEFERRAL ELECTION.                                                                           3

6.            EFFECT OF NO ELECTION.                                                4

7.             DEFERRED CASH BENEFITS.                                                                            4

8.             DEFERRED STOCK BENEFITS.                                                                     4

9.             DISTRIBUTIONS.                                                                             5

10.           COMPANY’S OBLIGATION.                                                                                  5

11.           CONTROL BY PARTICIPANT.                                                                  5

12.           CLAIMS AGAINST PARTICIPANT’S DEFERRED BENEFITS.                                                      5

13.           AMENDMENT OR TERMINATION.                                                                        6

14.           NOTICES.                                                                                        6

15.           WAIVER.                                                                                        6

16.           CONSTRUCTION.                                                                                  6

1.           PURPOSE.

The Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan (the “Plan”), is intended to constitute a deferred compensation plan for corporate directors’ fees.

2.           DEFINITIONS.

The following definitions apply to this Plan and to the Deferral Election Forms.

(a)           Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in subsection 9(c) of this Plan to receive Deferred Benefit payments.  If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Deferred Benefit, the Participant’s Beneficiary is the first of the following who survives the Participant:  a Participant’s spouse (the person legally married to the Participant when the Participant dies); the Participant’s children in equal shares; and the Participant’s estate.

(b)           Beneficiary Designation Form means a form acceptable to the Chairman of the Committee or his designee used by a Participant according to this Plan to name his Beneficiary or Beneficiaries who will receive all Deferred Benefit payments under this Plan if he dies.

(c)           Board means the board of directors of the Company.

(d)           Committee means the Compensation/Employee Stock Option Committee of the Board.

(e)           Committee Fees means the portion of a Director’s Compensation that is payable in cash for his service on committees of the Board, according to the Company’s established rules and procedures for compensating Directors.

(f)           Company means Lowe’s Companies, Inc. and any successor business by merger, purchase or otherwise that maintains the Plan.

(g)           Compensation means a Director’s Committee Fees and Retainer Fees for the Deferral Year.

(h)           Deferral Election Form means a document governed by the provisions of section 5 of this Plan, including the related Beneficiary Designation Form that applies to all of that Participant’s Deferred Benefits under the Plan.

(i)           Deferral Year means a calendar year for which a Director has an operative Deferral Election Form.

(j)           Deferred Benefit means a Deferred Cash Benefit or a Deferred Stock Benefit under the Plan for a Participant who has submitted an operative Deferral Election Form pursuant to section 5 of this Plan.

       (k)           Deferred Cash Account means that bookkeeping record established for each Participant who elects a Deferred Cash Benefit under this Plan.  A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit.  A Deferred Cash Account will be credited with the Participant’s Compensation deferred according to a Deferral Election Form and according to section 7 of this Plan.  A Deferred Cash Account will be credited periodically with amounts based upon interest rates established under subsection 7 of this Plan.

(l)            Deferred Cash Benefit means the Deferred Cash Benefit elected by a Participant under section 5 that results in payments governed by sections 7 and 9.

(m)          Deferred Stock Account means that bookkeeping record established for each Participant who elects a Deferred Stock Benefit under this Plan.  A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit.  A Deferred Stock Account will be credited with the Participant’s Compensation deferred as a Deferred Stock Benefit according to a Deferral Election Form and according to section 8 of this Plan.  A Deferred Stock Account will be credited periodically with amounts determined by the Committee under subsection 8 of this Plan.

(n)           Deferred Stock Benefit means the Deferred Benefit elected by a Participant under section 5 that results in payments governed by sections 8 and 9.

(o)           Directors means those duly elected members of the Board who are not employees of the Company.

(p)           Election Date means the date established by this Plan as the date before which a Director must submit a valid Deferral Election Form to the Committee.  A separate election will be made for each calendar year.  Directors will be eligible to defer their Compensation payable for the third and fourth calendar quarters of 1994.  The deferral election for 1994 Compensation must be made on or before July 1, 1994.  For each Deferral Year other than 1994, the Election Date is December 31 of the calendar year preceding the calendar year in which the Compensation otherwise would be payable.  However, for an individual who becomes a Director during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes a Director.  Despite the three preceding sentences, the Committee may set an earlier date as the Election Date for any Deferral Year.

(q)          Participant, with respect to any Deferral Year, means a Director whose Deferral Election Form is operative for that Deferral Year according to section 5 of this Plan.

(r)           Plan means the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan.

(s)           Retainer Fee means that portion of a Director’s Compensation that is payable in cash and that is fixed and paid without regard to his service on committees.

(t)           Terminate, Terminating, or Termination, with respect to a Participant, mean cessation of his relationship with the Company as a Director whether by death, disability or severance for any other reason.  Unless the Committee determines otherwise in its sole discretion, Terminate, Terminating, or Termination do not include situations where the Participant becomes employed by the Company or one of its subsidiaries.

3.           PARTICIPATION.

A Director becomes a Participant for any Deferral Year by filing a valid Deferral Election Form according to section 5 on or before the Election Date for that Deferral Year, but only if his Deferral Election Form is operative according to section 5.

4.           VESTING.

Each Participant is immediately and fully vested in amounts deferred under the program.  Each Participant is also immediately and fully vested on the “earnings” credited to his or her account.

5.           DEFERRAL ELECTION.

A deferral election is valid when a Deferral Election Form is completed, signed by the electing Director, and received by the Committee Chairman.  Deferral elections are governed by the provisions of this section.

(a)           A Participant may elect a Deferred Benefit for any Deferral Year if he is a Director at the beginning of that Deferral Year or becomes a Director during that Deferral Year.

(b)           Before each Deferral Year’s Election Date, each Director will be provided with a Deferral Election Form and a Beneficiary Designation Form.  Under the Deferral Election Form for a single Deferral Year, a Participant may elect on or before the Election Date to defer the receipt of all, but not less than all, of his Compensation for the Deferral Year that will be earned and payable after the Election Date.

(c)           A Participant may complete a Deferral Election Form for either a Deferred Cash Benefit or a Deferred Stock Benefit for amounts deferred from his Compensation.  Alternatively, a Participant may complete a Deferral Election Form that provides that amounts deferred from his Compensation will be allocated between a Deferred Cash Benefit and a Deferred Stock Benefit in 25% multiples.

(d)           A Participant may not elect to convert a Deferred Cash Benefit to a Deferred Stock Benefit.  A Participant may not elect to convert a Deferred Stock Benefit to a Deferred Cash Benefit.

(e)           If it does so before the last business day of the Deferral Year, the Committee may reject any Deferral Election Form, and the Committee is not required to state a reason for any rejection.  However, the Committee’s rejection of any Deferral Election Form must be based upon action taken without regard to any vote of the Director whose Deferral Election Form is under consideration, and the Committee’s rejections must be made on a uniform basis with respect to similarly situated Directors.  If the Committee rejects a Deferral Election Form, the Director must be paid the amounts he would then have been entitled to receive if he had not submitted the rejected Deferral Election Form.

(f)           A Director may not revoke a Deferral Election Form after the Deferral Year begins.  Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form.  Any writing signed by a Director expressing an intention to revoke his Deferral Election Form and delivered to a member of the Committee before the close of business on the relevant Election Date is a revocation.

6.           EFFECT OF NO ELECTION.

A Director who has not submitted a valid Deferral Election Form to the Committee on or before the relevant Election Date may not defer his Compensation for the Deferral Year under this Plan.  A decision to defer or not to defer one year’s cash Compensation will not affect a Director’s previous deferrals or his or her ability to defer future years’ cash Compensation.

7.           DEFERRED CASH BENEFITS.

               Deferred Cash Benefits will be set up in a Deferred Cash Account for each Participant and credited with interest at Wachovia Bank and Trust Company’s prime rate plus 1%, adjusted each quarter.  Deferred Cash Benefits are credited to the applicable Participant’s Deferred Cash Account as of the day they would have been paid but for the deferral.  Interest is credited on the first day of each month based on the Deferred Cash Account balance at the end of the preceding day.

8.           DEFERRED STOCK BENEFITS.

Participants’ Deferred Stock Benefits are governed by this section.

(a)           Deferred Stock Benefits shall be credited to a Deferred Stock Account as of the date on which the Compensation would have been paid.  A Deferred Stock Account shall be credited with the number of whole and fractional shares of Company common stock that a Participant could have purchased with amounts deferred from his Compensation based on the closing price of Company common stock on the New York Stock Exchange on the day on which the deferred Compensation would have been paid.  The value of a Deferred Stock Account on any date shall be the value of the Company common stock (whole and fractional shares) credited to the account based on the immediately preceding closing price of Company common stock on the New York Stock Exchange.

(b)           A Deferred Stock Account also shall be credited with any dividends that would have been paid on the whole shares of Company common stock credited to the account.  A Deferred Stock Account shall be credited with the number of whole and fractional shares of

Company common stock that a Participant could have purchased with such dividends based on the closing price of the Company common stock on the day before such dividends are credited to the account.

9.           DISTRIBUTIONS.

(a)           All distributions will be made as soon as practicable after a Participant ceases to be a Director for any reason; provided, however, that no distributions will be made until at least six months following the last date that deferred Compensation is credited to a Participant’s Deferred Stock Account.

(b)           All Deferred Cash Benefits and all Deferred Stock Benefits, less withholding for applicable income and employment taxes, shall be paid in a single sum in cash.  A Deferred Cash Benefit will equal the balance standing to the credit of the Participant in his Deferred Cash Account on the last day of the month preceding the date of distribution.  A Deferred Stock Benefit will equal the fair market value of the Company common stock credited to the Participant’s account on the last day of the month preceding the date of distribution.  The fair market value of the Company common stock credited to the Participant’s Deferred Stock Account will be the closing price of the Company stock on the last business day of the month preceding the month in which the distribution is made.  Amounts payable on account of the death of a Director will be paid to the Beneficiary designated by the Director.

(c)           Deferred Benefits may not be assigned by a Participant or Beneficiary.  A Participant may use only one Beneficiary Designation Form to designate one or more Beneficiaries for all of his Deferred Benefits under the Plan; such designations are revocable.  Each Beneficiary will receive his portion of the Participant’s Deferred Benefit as soon as practicable following the Participant’s death.

10.           COMPANY’S OBLIGATION.

                The Plan is unfunded.  The Company shall not be required to segregate any assets that at any time may represent a Deferred Benefit.  Any liability of the Company to a Participant or Beneficiary under this Plan shall be based solely on any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by a pledge of, or other encumbrance on, any property of the Company.

11.           CONTROL BY PARTICIPANT.

A Participant has no control over Deferred Benefits except according to his Deferral Election Forms and his Beneficiary Designation Form.

12.           CLAIMS AGAINST PARTICIPANT’S DEFERRED BENEFITS.

A Deferred Cash Account and a Deferred Stock Account relating to a Participant under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void.  A Deferred Benefit is not subject to attachment or legal process for a Participant’s debts or other obligations.  Nothing contained in this Plan gives any Participant any interest, lien, or claim against any specific asset of the Company.  A Participant or his Beneficiary has no rights other than as a general creditor of the Company.

13.           AMENDMENT OR TERMINATION.

Except as otherwise provided in this section, this Plan may be altered, amended, suspended, or terminated at any time by the Board.  No amendment or termination may adversely affect any Participant’s rights under the program without his or her consent.  Notwithstanding the preceding sentence, if any amendment to the Plan, subsequent to the date the Plan becomes effective, adversely affects Deferred Benefits elected hereunder, after the effective date of any such amendment, and the Internal Revenue Service declines to rule favorably on any such amendment or to rule favorably only if the Board makes amendments to the Plan not acceptable to such Board, the Board, in its sole discretion, may accelerate the distribution of part or all of the amounts attributable to affected Deferred Benefits due Participants and Beneficiaries hereunder.

14.           NOTICES.

Notices and elections under this Plan must be in writing.  A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his last known business address.

15.           WAIVER.

The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

16.           CONSTRUCTION.

This Plan is created, adopted, and maintained according to the laws of the State of North Carolina (except its choice-of-law rules) .  It is governed by those laws in all respects.  Headings and captions are only for convenience; they do not have substantive meaning.  If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision.  Use of one gender includes all, and the singular and plural include each other.